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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(D)
                                     of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 8, 1999


                         COMMISSION FILE NUMBER: 0-21696

                           ARIAD PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                     22-3106987
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)



              26 LANDSDOWNE STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices)(Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 494-0400

               Former Name, Former Address and Former Fiscal Year,
                  If Changed Since Last Report: Not Applicable


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ITEM 5.   OTHER EVENTS

          On January 5, 1999, ARIAD Pharmaceuticals, Inc. ("ARIAD") issued 478,120 shares of its Series B Preferred Stock to Hoechst Marion Roussel, Inc. ("HMR") and received proceeds of $5,747,000. This tranche of Series B Preferred Stock was issued in accordance with a predefined pricing formula and is convertible on a one-for-one basis into shares of ARIAD common stock. In 1997, HMR purchased an initial 2,526,316 shares of the Series B Preferred Stock for $24 million in connection with the formation of the Hoechst-ARIAD Genomics Center, LLC. The joint venture agreement provided ARIAD with the option, beginning in 1999, to issue an additional $25 million in Series B Preferred Stock to HMR over the remaining term of the joint venture. This newly issued tranche providing ARIAD $5.7 million represents the first tranche of the option and is the amount available to ARIAD during 1999.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (C)  EXHIBITS

          99.  Press Release dated January 7, 1999.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ARIAD Pharmaceuticals, Inc.



Date:    January 8, 1999           By: /s/ Jay R. LaMarche
                                       ------------------------------------
                                       Executive Vice President
                                       Chief Financial Officer